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
As filed with the Securities and Exchange Commission on April___, 1999,  Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ARDENT SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                                -----------------

               DELAWARE                               NO. 04-2818132
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)


                              50 WASHINGTON STREET
                       WESTBORO, MASSACHUSETTS 01581-1021
                                 (508) 366-3888
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------


                      1995 NON-STATUTORY STOCK OPTION PLAN
                         1991 DIRECTOR STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                             1986 STOCK OPTION PLAN
                              (Full title of plans)

                                -----------------

                                                              copy to:
                                                              -------
          PETER GYENES
 CHAIRMAN OF THE BOARD AND CHIEF                       RICHARD N. HOEHN, ESQ.
        EXECUTIVE OFFICER                             CHOATE, HALL & STEWART
      ARDENT SOFTWARE, INC.                               EXCHANGE PLACE
      50 WASHINGTON STREET                                53 STATE STREET
WESTBORO, MASSACHUSETTS 01581-1021                  BOSTON, MASSACHUSETTS 02109

                     (Name and address of agent for service)
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                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                Proposed
    Title of securities           Amount to be          maximum offering        maximum aggregate           Amount of
     to be registered            registered (1)        price per share (2)     offering price (2)       registration fee
     ----------------            --------------        -------------------     ------------------       ----------------
----------------------------------------------------------------------------------------------------------------------------

Common Stock,                   6,984,000 shares             $15.25               $106,506,000             $29,608.67
$.01 par value
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(1) Plus such additional number of shares as may be required pursuant to the
Plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 12, 1999.

                              EXPLANATORY STATEMENT
                              ---------------------

     This registration statement has been prepared in accordance with the requirements of Form S-8 and relates to 6,984,000 shares of Common Stock, $.01 par value per share, of Ardent Software, Inc. (the "Company"), which represents an increase of (i) 4,550,000 shares in the number of shares issuable under the Company's 1995 Non-Statutory Stock Option Plan, (ii) 1,584,000 shares in the number of shares issuable under the Company's 1986 Stock Option Plan, (iii) 700,000 shares in the number of shares issuable under the Company's Employee Stock Purchase Plan, and (iv) 150,000 shares in the number of shares issuable under the Company's 1991 Director Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing the Company's audited financial statements for the fiscal year ending December 31, 1998; and

     (b) The description of the Company's Common Stock incorporated by reference into the Company's registration statement on Form 8-A filed with the Commission on April 8, 1992 from the Company's registration statement on Form S-1 (SEC File No. 33-46533) filed with the Commission on March 19, 1992.

     In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     The validity of the shares registered hereby has been passed upon by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts. Richard N. Hoehn, a partner of Choate, Hall & Stewart, is the Secretary of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person for amounts incurred in connection with a pending or threatened action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation.

     The Company's Second Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the General Corporation Law of the State of Delaware, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     The Company has also purchased insurance coverage under a policy insuring directors and officers of the Company against certain liabilities which they may incur in their capacity as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          ------------------------------------

     Not applicable.

ITEM 8.   EXHIBITS.
          ---------

     4.1* Articles IV, V, VII and VIII of the Second Restated Certificate of Incorporation of the Company.

     4.2* Articles II, III, IV, V, VI, VII and XX of the Company's By-Laws, as amended.

     5.1       Opinion of Choate, Hall & Stewart.

     10.1** The Company's 1995 Non-Statutory Stock Option Plan (as Amended and Restated effective December 15, 1998).

     10.2 The Company's 1986 Stock Option Plan (As Amended and Restated effective as of September 30, 1997).

     10.3 The Company's Employee Stock Purchase Plan (As Amended and Restated effective as of March 17, 1999).

     10.4 The Company's 1991 Director Stock Option (As Amended and Restated effective as of January 28, 1997).

     23.1      Independent Auditors' Consent of Deloitte & Touche LLP.

     23.2      Consent of Independent Accountants (PricewaterhouseCoopers LLP).

     23.3      Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

     25.1      Power of Attorney (part of page II-6).

-------------------------------

*Incorporated by reference from the Company's registration statement on Form S-1 (SEC File No. 33-46533).

** Incorporated by reference from the Company's registration statement on Form S-4 (SEC File No. 333-73267).

ITEM 9.   UNDERTAKINGS.
          ------------

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westboro, Commonwealth of Massachusetts on February 26, 1999.

                                              Ardent Software, Inc.
                                              (Issuer and Employer)


                                              By: /s/ PETER GYENES
                                                  ------------------------------
                                                  Peter Gyenes, Chairman of the
                                                  Board and Chief Executive
                                                  Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Gyenes, James K. Walsh and Richard N. Hoehn, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on February 26, 1999 by the following persons in the capacities indicated.


Name                               Capacity
----                               --------

/s/ PETER GYENES                   President and Chief Executive Officer;
----------------                   (Principal Executive Officer) and Director
Peter Gyenes


/s/ CHARLES F. KANE                Vice President and Chief Financial Officer
-------------------                (Principal Financial Officer and Principal
Charles F. Kane                    Accounting Officer)

/s/ DAVID W. BRUNEL                Director
-------------------
David W. Brunel


/s/ ROBERT G. CLAUSSEN             Director
----------------------
Robert G. Claussen



/s/ JAMES T. DRESHER               Director
--------------------
James T. Dresher



/s/ MARTIN T. HART                 Director
------------------
Martin T. Hart



/s/ ROBERT M. MORRILL              Director
---------------------
Robert M. Morrill

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                                                   PAGE
--------------                                                   ----

     4.1* Articles IV, V, VII and VIII of the Second Restated Certificate of Incorporation of the Company.

     4.2* Articles II, III, IV, V, VI, VII and XX of the Company's By-Laws, as amended.

     5.1            Opinion of Choate, Hall & Stewart.

     10.1** The Company's 1995 Non-Statutory Stock Option Plan (as Amended and Restated effective December 15, 1998).

     10.2 The Company's 1986 Stock Option Plan (As Amended and Restated effective as of September 30, 1997).

     10.3 The Company's Employee Stock Purchase Plan (As Amended and Restated effective as of March 17, 1999).

     10.4 The Company's 1991 Director Stock Option (As Amended and Restated effective as of January 28, 1997).

     23.1           Independent Auditors' Consent of Deloitte & Touche LLP.

     23.2           Consent of Independent Accountants (PricewaterhouseCoopers
                    LLP).

     23.3           Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

     25.1           Power of Attorney (part of page II-6).

-------------------------------

*Incorporated by reference from the Company's registration statement on Form S-1 (SEC File No. 33-46533).

** Incorporated by reference from the Company's registration statement on Form S-4 (SEC File No. 333-73267).